UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On May 12, 2006, Kansas City Southern ("KCS" or the "Company") announced the departure of Ronald G. Russ as its Executive Vice President and Chief Financial Officer. The departure of Mr. Russ terminated his employment agreement with the Company, which was previously effective as of June 1, 2002.

Also on May 12, 2006, the Company announced the departure of James S. Brook as its Vice President and Comptroller. The departure of Mr. Brook terminated his employment agreement with the Company, which was previously effective February 2, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2006, the Company announced the departure of Ronald G. Russ as its Executive Vice President and Chief Financial Officer and the departure of James S. Brook as the Vice President and Comptroller of the Company.

The Company also announced the appointment of Patrick J. Ottensmeyer, age 49, as Executive Vice President and Chief Financial Officer effective May 15, 2006. Mr. Ottensmeyer will serve in such capacity at the pleasure of the Board of Directors of the Company. For further information, see the press release dated May 12, 2006 attached hereto as Exhibit 99.1.

Mr. Ottensmeyer brings over 25 years of financial experience to the Company. From 2001 until joining the Company, Mr. Ottensmeyer served as Chief Financial Officer of Intranasal Therapeutics, Inc., a late-stage specialty pharmaceutical and drug delivery company specializing in the development of prescription drugs for nasal delivery. Prior to that, Mr. Ottensmeyer served as Corporate Vice President Finance and Treasurer of Dade-Behring Holdings, Inc. from 2000 to 2001 and as Vice President Finance and Treasurer of BNSF Railway from 1993 to 1999. None of Mr. Ottensmeyer's previous employers is a parent, subsidiary or affiliate of the Company.

The Company confirms, as required under regulations under the Securities Exchange Act of 1934, the following:

a.) There is no family relationship between Mr. Ottensmeyer and any director or executive officer of the Company.

b.) There was no arrangement or understanding between Mr. Ottensmeyer and any other person pursuant to which he was appointed as Executive Vice President and Chief Financial Officer of the Company.

c.) There are no transactions between Mr. Ottensmeyer and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On May 12, 2006, the Company also announced the promotion of Susan B. Wollenberg, age 42, to Vice President Financial Planning and Administration. In this capacity, Ms. Wollenberg will act as the Company's interim principal accounting officer. Ms. Wollenberg will serve in such capacity at the pleasure of the Board of Directors.

Ms. Wollenberg joined KCS in April 2006 as Assistant Vice President Planning and Analysis. Ms. Wollenberg has ten years experience with GE Capital Services where she held various financial roles, including manager strategic investments and second vice president. Ms. Wollenberg served as Executive Vice President and Chief Financial Officer of Benfield Blanch Holdings (formerly known as EW Blanch Holdings, Inc.), a global reinsurance and service intermediary, from January 2000 through August 2001. Ms. Wollenberg worked as an independent reinsurance consultant from August 2001 until November 2002. From November 2002 until joining the Company, Ms. Wollenberg served as Director of Finance and Operations for Six Sigma Ranch LLC, a financial services provider involved in reinsurance and vineyard development. None of Ms. Wollenberg's previous employers is a parent, subsidiary or affiliate of the Company.

The Company confirms, as required under regulations under the Securities Exchange Act of 1934, the following:

a.) There is no family relationship between Ms. Wollenberg and any director or executive officer of the Company.

b.) There was no arrangement or understanding between Ms. Wollenberg and any other person pursuant to which she was appointed as Vice President Financial Planning and Administration of the Company.

c.) There are no transactions between Ms. Wollenberg and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 12, 2006, KCS announced the appointment of Julio Quintero as Controller for its subsidiary, Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"). Mr. Quintero joins KCSM from Wyeth Pharmaceuticals, where he served as controller for Mexico and Central America with responsibilities for cost accounting, treasury and Sarbanes-Oxley compliance. KCS also announced the promotion of T. Nicholas Nocita from General Director Financial Compliance to Assistant Vice President International Internal Audit. Mr. Nocita joined the Company in 1998. Prior to joining the Company, Mr. Nocita spent nine years as a certified public accountant for an accounting firm in Kansas City, Missouri.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press Release dated May 12, 2006, issued by KCS entitled "KCS Names Finance Department Leadership."

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 18, 2006	By:	/s/ Susan B. Wollenberg

Name: Susan B. Wollenberg
Title: Vice President Financial Planning and Administration (Interim Principal Accounting Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 12, 2006, issued by KCS entitled "KCS Names Finance Department Leadership."